EXHIBIT 15


                           ACCOUNTANT'S ACKNOWLEDGMENT


We acknowledge the incorporation by reference in the Registration Statements on Form S-3 (filed in October 2000 and March 2001) and Form S-8 (filed in November
1997) of Penn Octane Corporation of our report dated February 2, 2005 which appears on page 3 of the Transition Report on Form 10-Q for the transition period from August 1, 2004 to December 31, 2004.


          /s/  BURTON  MCCUMBER  &  CORTEZ,  L.L.P.


Brownsville,  Texas
February  22,  2005


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